                                                                    EXHIBIT 99.1

[SUBURBAN PROPANE LOGO]                                             NEWS RELEASE
                                                       Contact: Robert M. Plante
                                        Vice President & Chief Financial Officer
                                           P.O. Box 206, Whippany, NJ 07981-0206
                                                             Phone: 973-503-9252

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FOR IMMEDIATE RELEASE

                   SUBURBAN PROPANE PARTNERS, L.P. CONSUMMATES
              AGREEMENT TO ACQUIRE ITS GENERAL PARTNER'S INTERESTS

WHIPPANY, NEW JERSEY, OCTOBER 19, 2006 -- Suburban Propane Partners, L.P. (the
"Partnership") (NYSE: SPH), a nationwide marketer of propane gas, fuel oil and related products and services, today announced the consummation of its previously announced agreement with the Partnership's general partner, Suburban
Energy Services Group LLC (the "General Partner"), for the acquisition of the
General Partner's incentive distribution rights ("IDRs"), as well as its general partnership interests in both the Partnership and its operating partnership, in exchange for 2,300,000 newly issued Common Units (the "Exchange Transaction").
As previously announced, the Exchange Transaction was approved by the requisite votes of the common unitholders of the Partnership at their 2006 Tri-Annual
Meeting held on October 17, 2006 and then reconvened on October 19, 2006.

With the elimination of the General Partner's IDRs, 100% of all future distribution increases will inure to the benefit of the Common Unitholders.
Pursuant to a Distribution, Release and Lockup Agreement by and among the
Partnership, its operating partnership, the General Partner and the members of the General Partner, the Common Units received by the General Partner will, in the next few days, be distributed to the members of the General Partner in exchange for their membership interests in the General Partner. Suburban Energy
Services Group LLC will remain the general partner of both the Partnership and its operating partnership with no economic interest in future cash distributions
(other than as a holder of 784 Common Units received in the Exchange Transaction and not distributed to its members).

Also as previously announced, the Partnership's unitholders had approved all but one of the other proposals on the agenda for the Tri-Annual Meeting on October
17. At the Tri-Annual Meeting on October 17, the Board of Supervisors exercised the authority granted to it by the unitholders to adjourn the meeting until
October 19, to give the unitholders more time to vote on the last proposal, to amend the Partnership Agreement to require a 66-2/3% vote for changes to the procedure to nominate Supervisors. This last proposal was approved by the unitholders when the Tri-Annual Meeting reconvened on October 19.

Suburban Propane Partners, L.P. is a publicly traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey,
Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately

1,000,000 residential, commercial, industrial and agricultural customers through more than 370 locations in 30 states.

This press release contains certain forward-looking statements relating to future business expectations and financial condition and results of operations of the Partnership, based on management's current good faith expectations and beliefs concerning future developments. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed or implied in such forward-looking statements, including the following:

o    The impact of weather conditions on the demand for propane, fuel oil and other refined fuels, natural gas and electricity;

o    Fluctuations in the unit cost of propane, fuel oil and other refined fuels and natural gas, and the impact of price increases on customer conservation;

o    The ability of the Partnership to compete with other suppliers of propane, fuel oil and other energy sources;

o    The impact on the price and supply of propane, fuel oil and other refined fuels from the political, military or economic instability of the oil producing nations, global terrorism and other general economic conditions;

o    The ability of the Partnership to acquire and maintain reliable transportation for its propane, fuel oil and other refined fuels;

o    The ability of the Partnership to retain customers;

o    The impact of energy efficiency and technology advances on the demand for propane and fuel oil;

o    The ability of management to continue to control expenses including the results of our recent field realignment initiative;

o    The impact of changes in applicable statutes and government regulations, or their interpretations, including those relating to the environment and global warming and other regulatory developments on the Partnership's business;

o    The impact of operating hazards that could adversely affect the
     Partnership's operating results to the extent not covered by insurance;

o    The impact of legal proceedings on the Partnership's business; and

o    The Partnership's ability to integrate acquired businesses successfully.

Some of these risks and uncertainties are discussed in more detail in the
Partnership's Annual Report on Form 10-K for its fiscal year ended September 24,
2005, its Quarterly Report on Form 10-Q for the quarter ended June 24, 2006 and other periodic reports filed with the Securities and Exchange Commission.
Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's view only as of the date made. The Partnership undertakes no obligation to update any forward-looking statement.